UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 18, 2023

HARVARD BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33957	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

84 October Hill Road

Holliston, MA 01746

(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HBIO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 7, 2022, Michael Rossi notified Harvard Bioscience, Inc. (the “Company”) of his resignation as the Company’s Chief Financial Officer and Treasurer effective December 31, 2022. In connection with Mr. Rossi’s resignation, the Company and Mr. Rossi entered into a Separation Agreement and Release (the “Separation Agreement”) dated January 18, 2023. The full text of the Separation Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The following description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement.

Under the Separation Agreement, Mr. Rossi will be required to provide transition assistance and will remain an employee of the Company through May 10, 2023 (the “Separation Date”). Provided that Mr. Rossi has not revoked the Separation Agreement, (i) the Company will continue to pay Mr. Rossi’s base salary for the period between January 1, 2023 and the Separation Date; and (ii) Mr. Rossi will continue to participate in all applicable employee benefit plans through the Separation Date.

Mr. Rossi’s receipt of payments under the Separation Agreement is conditioned on Mr. Rossi’s continued adherence to his existing agreements concerning post-employment obligations and his execution and non-revocation of a release of all claims in favor of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement and Release between the Company and Mr. Rossi dated January 18, 2023.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: January 19, 2023	By:	/s/ John Fry
John Fry
Chief Legal Counsel and Secretary